UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), held on April 17, 2012, the Company’s shareholders approved the amendment and restatement of the Company’s 2004 Equity Incentive Plan (the “Plan”) that, among other things, (i) increased the maximum number of shares of the Company’s common stock that may be issued under the Plan by 500,000 shares, (ii) expanded the prohibition on option repricing without shareholder approval to include stock appreciation rights (“SARs”) and clarified that the prohibition also applies to canceling an option or SAR and issuing cash, another award, or a substitute option or SAR with a lower exercise or grant price, as applicable, (iii) clarified that the grant prices of a SAR may not be less than 100% of the fair market value of the shares with respect to which the SAR is granted on the date of grant of such SAR, (iv) clarified that the performance measures pursuant to which performance-based awards may be granted under the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 may include a variety of asset quality ratios, (v) added to such performance measures net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends and soundness targets; and (vi) extended the term of the Plan to April 20, 2016.

The description of the Amended and Restated Plan is qualified by reference to the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A brief description of the Amended and Restated Plan is included as part of Proposal #2 in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”) which was filed with the Securities and Exchange Commission on March 9, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s shareholders was held on April 17, 2012. At the Annual Meeting, Dr. Colleen Conway-Welch, Ed C. Loughry, Hal N. Pennington, and M. Terry Turner were elected as Class III directors to hold office for a term of three years and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the shareholders (i) approved the amendment and restatement of the Plan (as described above), (ii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The final voting results of the director elections, approval of the amendment and restatement of the Plan, approval of compensation for the Company’s named executive officers, and ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, which were described in more detail in the Proxy Statement, are set forth below.

(1) Each director was elected by the following tabulation:

	For	Withheld	Broker Non-Votes
Dr. Colleen Conway-Welch	23,449,633	792,236	6,191,777
Ed C. Loughry	14,148,622	10,093,247	6,191,777
Hal N. Pennington	22,626,008	1,615,861	6,191,777
M. Terry Turner	22,322,978	1,918,891	6,191,777

(2) The amendment and restatement of the Plan was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
20,144,006	3,549,428	548,435	6,191,777

(3) The non-binding, advisory vote on the compensation of the Company’s named executive officers was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
22,089,433	1,581,076	571,360	6,191,777

(4) The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
29,124,492	670,823	540,030	98,301

Because the Company is a participant in the Capital Purchase Program (the “CPP”) of the United States Treasury Department (the “U.S. Treasury”) under the Troubled Assets Relief Program, the Company is required to submit the non-binding, advisory vote on the compensation of the Company’s named executive officers to the Company’s shareholders every year, and accordingly, the Company did not submit for shareholder approval at the Annual Meeting a non-binding, advisory vote on the frequency with which such future non-binding, advisory votes are to be held (the “Say-on-Frequency Proposal”). At the Company’s first shareholders meeting held after the shares of preferred stock issued to the U.S. Treasury pursuant to the CPP have been redeemed, the Company will submit to its shareholders a Say-on-Frequency Proposal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Pinnacle Financial Partners, Inc. Amended and Restated 2004 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date: April 20, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pinnacle Financial Partners, Inc. Amended and Restated 2004 Equity Incentive Plan.